EXHIBIT 2.1

                              OC ENERGY DRINK, INC.

                              PLAN OF ORGANIZATION

                                       AND

                          SECURITIES PURCHASE AGREEMENT


This OC ENERGY DRINK, INC. PLAN OF ORGANIZATION AND SECURITIES PURCHASE AGREEMENT ("Agreement"), is entered into on September 1, 2007 ("Effective Date") by and among RG Global Lifestyles, Inc., a California corporation ("RGBL"), OC Energy Drink, Inc. a California corporation and heretofore wholly owned subsidiary of RGBL ("OC Energy"), Bob Glaser, an individual ("Glaser"), Mariano Fusco, an individual ("Fusco"), and Albert Guerra, an individual ("Guerra") (collectively Glaser, Fusco and Guerra are referred to as "Fusion 3") as follows:

         WHEREAS:

         A. Prior to August 1, 2007, RGBL had operated OC Energy as a division with the anticipation of converting such division to a joint venture with the Fusion 3;

         B. On August 1, 2007, RGBL formed OC Energy as a wholly owned subsidiary;

         C. RGBL heretofore owns 1500 shares of common stock OC Energy, representing 100% of the issued and outstanding shares of OC Energy;

         D. As of the Effective Date, RGBL had invested certain sums of money into the OC Energy line of products, to which it waives all rights of repayment, except for as stated on SCHEDULE 1;

         E. As of the Effective Date, the Fusion 3 had invested certain sums of money into the OC Energy line of products anticipating OC Energy to be a joint venture with RGBL, for which the Fusion 3 are waiving all rights of repayment in exchange for the issuance of the aggregate of 474 shares of common stock of OC Energy (24% of resulting issued and outstanding);

         F. RGBL is transferring all of its intellectual property relating to OC Energy into OC Energy ("RGBL IP") as listed out on SCHEDULE 2;

         G. The Fusion 3 are transferring all of their assets and intellectual property relating to OC Energy into OC Energy ("Fusion 3 IP") as listed out on
SCHEDULE 3;

         H. RGBL will issue an aggregate of 654,925 shares of RGBL common stock to the Fusion 3 (37.5% of this each to Fusco and Guerra, 25% to Glaser) as purchase of the Fusion 3 IP for OC Energy and other good and valuable consideration;

         I. Until the next annual meeting of shareholders, RGBL will have nominees for three out of five Director seats of OC Energy, and Glaser and Fusco will be the remaining two Directors of OC Energy;

         J. Fusco will be CEO of OC Energy;

         L. Glaser will be COO of OC Energy.

         NOW THEREFORE, RGBL, OC Energy, Glaser, Fusco and Guerra agree as follows:

1.       PURCHASE AND SALE OF OC ENERGY COMMON STOCK.

         (a) On the Effective Date, OC Energy shall issue and sell to the Fusion 3 and the Fusion 3 agree to purchase from OC Energy 474 shares of restricted common stock of OC Energy (158 shares each to Glaser, Fusco and Guerra), in full satisfaction in lieu of repayment of all monies spent by the Fusion 3, except as stated on SCHEDULE 4, up to the Effective Date on OC Energy related expenses.

         (b) FUSION 3'S REPRESENTATIONS AND WARRANTIES. The Fusion 3 each represent and warrant to OC Energy that:

                  (a) INVESTMENT PURPOSE. As of the date hereof, the Fusion 3 are purchasing the shares of OC Energy common stock for his own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Fusion 3 do not agree to hold any of the OC Energy common stock for any minimum or other specific term and reserves the right to dispose of the OC Energy common stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (b) ACCREDITED INVESTOR STATUS. The Fusion 3 are each an "accredited investor" as that term is defined in Rule 501(a) of Regulation D ("Accredited Investor").

                  (c) RELIANCE ON EXEMPTIONS. The Fusion 3 understand that the OC Energy common stock is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that OC Energy is relying upon the truth and accuracy of, and the Fusion 3's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Fusion 3 set forth herein in order to determine the availability of such exemptions and the eligibility of the Fusion 3 to acquire the OC Energy common stock.

                  (d) INFORMATION. The Fusion 3 has been furnished with all materials relating to the business, finances and operations of OC Energy and materials relating to the offer and sale of the OC Energy common stock which have been requested by the Fusion 3 or its advisors. The Fusion 3 and its advisors, if any, have been afforded the opportunity to ask questions of OC Energy. The Fusion 3 understands that its investment in OC Energy common stock involves a significant degree of risk.

                  (e) GOVERNMENTAL REVIEW. The Fusion 3 understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the OC Energy common stock.

                  (f) TRANSFER OR RE-SALE. The Fusion 3 understands that the sale or re-sale of the OC Energy common stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) they are sold pursuant to an effective registration statement under the 1933 Act, (b) the Fusion 3 shall have delivered to OC Energy an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the OC Energy common stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the OC Energy common stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Fusion 3 who agrees to sell or otherwise transfer the OC Energy common stock only in accordance with this Section 1(b)(vi) and who is an Accredited Investor, (d) the OC Energy common stock are sold pursuant to Rule 144, or (e) the OC Energy common stock are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Fusion 3 shall have delivered to the OC Energy an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the OC Energy; (ii) any sale of such OC Energy common stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such OC Energy common stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the OC Energy nor any other person is under any obligation to register such OC Energy common stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the OC Energy common stock may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement

                  (g) LEGENDS. The Fusion 3 understands that the OC Energy common stock certificates shall bear a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such OC Energy common stock):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

2.       PURCHASE AND SALE OF RGBL COMMON STOCK

         (a) On the Effective Date, RGBL shall issue and sell to the Fusion 3 and the Fusion 3 agree to purchase from RGBL 654,925 shares of restricted common stock of RGBL (245,597 each to Fusco and Guerra, 163,741 to Glaser) in exchange for the acquisition of all Fusion 3 IP, and for all benefit associated with Glaser and Fusco joining OC Energy as COO and CEO respectively, and as Directors, and bringing their experience and customers and contacts to OC Energy.

         (c) FUSION 3'S REPRESENTATIONS AND WARRANTIES. The Fusion 3 each represent and warrant to RGBL that:

                  (a) INVESTMENT PURPOSE. As of the date hereof, the Fusion 3 are purchasing the shares of RGBL common stock for his own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Fusion 3 do not agree to hold any of the RGBL common stock for any minimum or other specific term and reserves the right to dispose of the RGBL common stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (b) ACCREDITED INVESTOR STATUS. The Fusion 3 are each an "accredited investor" as that term is defined in Rule 501(a) of Regulation D ("Accredited Investor").

                  (c) RELIANCE ON EXEMPTIONS. The Fusion 3 understand that the RGBL common stock is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that RGBL is relying upon the truth and accuracy of, and the Fusion 3's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Fusion 3 set forth herein in order to determine the availability of such exemptions and the eligibility of the Fusion 3 to acquire the RGBL common stock.

                  (d) INFORMATION. The Fusion 3 has been furnished with all materials relating to the business, finances and operations of RGBL and materials relating to the offer and sale of the RGBL common stock which have been requested by the Fusion 3 or its advisors. The Fusion 3 and its advisors, if any, have been afforded the opportunity to ask questions of RGBL. The Fusion 3 understands that its investment in RGBL common stock involves a significant degree of risk.

                  (e) GOVERNMENTAL REVIEW. The Fusion 3 understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the RGBL common stock.

                  (f) TRANSFER OR RE-SALE. The Fusion 3 understands that the sale or re-sale of the RGBL common stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) they are sold pursuant to an effective registration statement under the 1933 Act, (b) the Fusion 3 shall have delivered to RGBL an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the RGBL common stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the RGBL common stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Fusion 3 who agrees to sell or otherwise transfer the RGBL common stock only in accordance with this
Section 1(b)(vi) and who is an Accredited Investor, (d) the RGBL common stock are sold pursuant to Rule 144, or (e) the RGBL common stock are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Fusion 3 shall have delivered to RGBL an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the RGBL; (ii) any sale of such RGBL common stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such RGBL common stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the RGBL nor any other person is under any obligation to register such RGBL common stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the RGBL common stock may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement

                  (g) LEGENDS. The Fusion 3 understands that the RGBL common stock certificates shall bear a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such RGBL common stock):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

3.       RGBL WAIVER OF RIGHT TO REPAYMENT OF MONIES SPENT FOR THE BENEFIT OF
         OC ENERGY

Except for the amounts stated on SCHEDULE 1, RGBL hereby agrees to waive all right of repayment from OC Energy for all monies spent prior to the Effective Date on OC Energy related products and operations.

4.       TRANSFER OF RGBL IP AND FUSION 3 IP TO OC ENERGY

RGBL hereby agrees to transfer and/or assign all RGBL IP and Fusion 3 IP to OC Energy as soon as practicable after the Effective Date without payment.

5.       MISCELLANEOUS.

         (a) GOVERNING LAW. This agreement shall be enforced, governed by and construed in accordance with the laws of the state of California applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the united states federal courts located in California with respect to any dispute arising under this agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by registered first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this agreement shall be responsible for all fees and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such dispute.

         (b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (c) SEVERABILITY. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (d) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         (e) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to OC Energy or RGBL:

                           30021 Tomas, Ste 200
                           Rancho Santa Margarita, CA 92688
                           Telephone:  (949) 888-9500
                           Facsimile:  (948) 888-9525

                           With a copy to:

                           Scott Olson, Esq.
                           8 Via Barcaza
                           Coto de Caza, CA 92679
                           Telephone:  (310) 985-1034
                           Facsimile:   (501) 634-2648

         If to a Fusion 3: To the address set forth immediately below such Fusion 3's name on the signature pages hereto.

                           With copy to: Counsel of Fusion 3's choice.

         Each party shall provide notice to the other party of any change in address.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the OC Energy nor any Fusion 3 shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Fusion 3 may assign its rights hereunder to any person that purchases Securities in a private transaction from a Fusion 3 or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the OC Energy.

         (g) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (h) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned(s) have caused this Agreement to be duly executed as of the date first above written.



RG GLOBAL LIFESTYLES, INC.

/s/ Grant King
------------------------------
Grant King
Chief Executive Officer


OC ENERGY DRINK, INC.

/s/ Grant King
-------------------------------
Grant King
Chairman of the Board
Representative of Majority
  Shareholder RG Global Lifestyles


BOB GLASER

/s/ Bob Glaser
------------------------------


MARIANO FUSCO

/s/ Mariano Fusco
------------------------------


ALBERT GUERRA

/s/ Albert Guerra
------------------------------

                                   SCHEDULE 1

Amounts owed to RGBL by OC Energy

1. Paid Invoices in the aggregate: $50,000
2. Deposit for OC Energy asset:    $20,000
3. Accounts Receivable:            $33,000

                                   SCHEDULE 2

RG Global intellectual property related to OC Energy

Trademarks:
-----------

1.  78953853                 OC Energy
2.  78957337                 KIK IT
3.  78963323                 OC Angels
4.  78957465                 WITH A TUDE
5.  78957332                 WITH TUDE
6.  78957041                 KIK
7.  77141847                 INSANE
8.  77023107                 O2
9.  77012484                 A TOUCH OF OC
10. 77012465                 A TASTE OF OC
11. 77059976                 RUSH

                                   SCHEDULE 3

Fusion 3 assets and intellectual property related to OC Energy:

TANGIBLE ASSETS:
         o 2 cavity 2 oz bottle tooling
         o 2 single cavities 300 ml bottle tools
         o 2 single cavities 500ml bottle tools
         o 36 Gravure printing cylinders for sleeve labels
         o 5 color plates for:
                               o    12 loose reg
                               o    12 loose diet
                               o    12 loose O2
                               o    Insane multi pack
                               o    Reg Static Cling
                               o    Diet Static cling
                               o    Special Static Cling
                               o    OC Logo Static Cling
                               o    4 Bottle static Cling
                               o    Insane Static Cling
                               o    Table Tent
                               o    Square Table Talker
                               o    O2 Carrier packs
                               o    Diet Carrier pack
                               o    Regular Carrier pack
                               o    Rush Energy Gum
                               o    OC Energy Gum
                               o    Insane Party Pack
                               o    OC Logo Sticker
                               o    OC Angels Stickers
                               o    Insane Party Pack

1 color plates for:
                               o    Insane RSC
                               o    Regular RSC
                               o    O2 RSC
                               o    Insane 4-12 RSC

Master dies for:
                               o    Rush Gum
                               o    OC Gum
                               o    Table Tent
                               o    Square Table Talker
                               o    O2 Carrier packs

                               o    Diet Carrier pack
                               o    Regular Carrier pack
                               o    OC Logo Sticker
                               o    OC Angels Stickers
                               o    Insane Party Pack

INTANGIBLE ASSETS: Artwork For:

                               o    12 loose reg
                               o    12 loose diet
                               o    12 loose O2
                               o    Insane multi pack
                               o    Reg Static Cling
                               o    Diet Static cling
                               o    Special Static Cling
                               o    OC Logo Static Cling
                               o    4 Bottle static Cling
                               o    Insane Static Cling
                               o    Table Tent
                               o    Square Table Talker
                               o    O2 Carrier packs
                               o    Diet Carrier pack
                               o    Regular Carrier pack
                               o    Rush Energy Gum
                               o    OC Energy Gum
                               o    Insane RSC
                               o    Regular RSC
                               o    O2 RSC
                               o    Insane 4-12 RSC
                               o    KIK-it Bottle
                               o    Diet Bottle
                               o    Insane Bottle (Original Black and then
                                      the rework)
                               o    O2 Bottle
                               o    AAFES End cap Display
                               o    Smart & Final End Cap Display
                               o    Smart & Final Pallet display
                               o    Insane gum rack Holder
                               o    Insane Party Pack
                               o    Banners for AAFES events
                               o    Road show tent
                               o    Road show table cover
                               o    Ice Barrel Regular
                               o    Ice Barrel Diet
                               o    Hummer Wrap
                               o    M&H Van Wrap

                               o    Blow-up for Vegas Show
                               o    Designed Both for Vegas show
                               o    Original Sell Sheets for 4 products
                               o    New 2 page sell sheets for 4 products
                               o    Coroplast Cut outs
                               o    Suction cup Rack for Vaults
                               o    All Graphics for the Web site
                               o    Flasher Buttons
                               o    AAFES Tri-fold

INTELLECTUAL PROPERTY: Created the following
                               o    OC Energy Logo
                               o    Bottle Shape
                                    o   2 oz
                                    o   10.14 oz
                                    o   16.9 oz
                               o    Bottle Graphics
                                    o   Master design concept for bottles
                               o    Bottle Colors
                               o    Name OC Energy Premium Gum
                               o    Tag Lines" Awakens the Senses"
                               o    Tag Line " Smooth Energy with an Attitude"
                               o    Black Light Effects for products
                               o    Designs of all Packaging concepts for
                                    following products
                                    o   12 loose reg
                                    o   12 loose diet
                                    o   12 loose O2
                                    o   Insane multi pack
                                    o   Table Tent
                                    o   Square Table Talker
                                    o   O2 Carrier packs
                                    o   Diet Carrier pack
                                    o   Regular Carrier pack
                                    o   Rush Energy Gum
                                    o   OC Energy Gum
                                    o   AAFES End cap Display
                                    o   Smart & Final End Cap Display
                                    o   Smart & Final Pallet display
                                    o   Insane gum rack Holder
                                    o   Insane Party Pack
                                    o   Banners for AAFES events
                                    o   Road show tent
                                    o   Road show table cover
                                    o   Ice Barrel Regular
                                    o   Ice Barrel Diet

                                    o   Hummer Wrap
                                    o   M&H Van Wrap
                                    o   Blow-up for Vegas Show
                                    o   AAFES Tri-fold
                               o    Product Flavors
                               o    Bar codes and layouts for retailers
                               o    Text to focus selling of products
                                    o   KIK-it
                                    o   Diet KIK-it
                                    o   Insane
                                    o   02 Water
                                    o   Party Four Pack

                                   SCHEDULE 4

Amounts owed to the following Fusion 3 individuals by OC Energy

1.       Expenses to Mariano Fusco: $2,100

2.       Accrued Salary for July/August 2007: $40,000 to Mariano Fusco
                                              $40,000 to Bob Glaser